Exhibit 99.1

Contact:
Jason D. Feldman
Senior Vice President, Investor Relations, Treasury & Tax
Allison Poliniak-Cusic
Vice President, Investor Relations
IR@craneco.com
www.craneco.com

Crane Company Reports Third Quarter 2025 Results; Raises and Narrows Full Year Adjusted EPS Guidance Range

Third Quarter 2025 Highlights
•Earnings per diluted share (EPS) from continuing operations of $1.56, up 25%, and adjusted EPS from continuing operations of $1.64, up 27%.
•Sales of $589.2 million, up 7.5% driven by 5.6% core sales growth.
•Core order growth up 1.8% and core backlog growth up 16.4%, driven primarily by ongoing strength at Aerospace & Electronics.
•Declaring fourth quarter 2025 regular dividend of $0.23 per share.

Full Year Outlook
•Raising and narrowing our full-year adjusted EPS outlook range to $5.75-$5.95 from prior range of $5.50-$5.80, reflecting 20% year-over-year adjusted EPS growth at the midpoint.

STAMFORD, CONNECTICUT - October 27, 2025 - Crane Company ("Crane," NYSE: CR) today announced its financial results for the third quarter of 2025 and raised and narrowed its full-year adjusted EPS outlook.

Max Mitchell, Crane's Chairman, President and Chief Executive Officer, stated: "We are proud to report another strong quarter, with adjusted EPS up 27% and core sales growth of 5.6%. This quarter’s earnings performance was ahead of our expectations, and further highlights our differentiated technology, commercial excellence focus and consistent operational discipline.

"We continue to see market outgrowth in Aerospace & Electronics providing us strong visibility into 2026 and beyond, while demand trends within Process Flow Technologies remain generally stable. Overall, we are encouraged by our core backlog growth of 16.4% compared to last year and remain focused on converting our pipeline of opportunities and maintaining momentum.

This was yet another quarter where our global teams delivered strong operational results across the board. We also made great progress with our pending acquisition of Precision Sensors & Instrumentation ("PSI") that remains on track to close at year end. As we look to close out 2025, our robust backlog, consistent execution, and solid year-to-date performance give us the confidence to raise and narrow our full-year adjusted earnings guidance to a range of $5.75-$5.95, up from our prior view of $5.50-$5.80."

Third Quarter 2025 Results
Third quarter 2025 GAAP EPS from continuing operations of $1.56 compared to $1.25 in the third quarter of 2024. Third quarter 2025 adjusted EPS from continuing operations of $1.64 compared to $1.29 in the third quarter of 2024.
Third quarter sales increased 7.5%, with 5.6% core sales growth, a 0.9% contribution from the previously announced Technifab acquisition, and a 1.0% benefit from foreign exchange. Operating profit of $118.4 million increased 19.6% compared to last year and adjusted operating profit of $122.1 million increased 18.8% compared to last year, in both cases primarily reflecting continued strong net price and the impact of higher productivity.
Summary of Third Quarter 2025 Results

	Third Quarter		Change
(unaudited, dollars in millions)	2025	2024	$	%
Net sales	$589.2	$548.3	$40.9	7.5%
Core sales			30.5	5.6%
Acquisitions			5.1	0.9%
Foreign exchange			5.3	1.0%

Operating profit	$118.4	$99.0	$19.4	19.6%
Adjusted operating profit*	$122.1	$102.8	$19.3	18.8%

Operating profit margin	20.1%	18.1%		200bps
Adjusted operating profit margin*	20.7%	18.7%		200bps
*Please see the attached Non-GAAP Financial Measures tables

Cash Flow, Financing Activities and Other Financial Metrics
During the third quarter of 2025, cash generated from operating activities from continuing operations was $130.2 million, capital expenditures were $13.4 million, and free cash flow (cash provided by operating activities less capital spending) was $116.8 million. Adjusted free cash flow from continuing operations (free cash flow excluding transaction related cash outflows) was $118.9 million. (Please see the attached non-GAAP Financial Measures tables.)
As of September 30, 2025, the Company's cash balance was $388.2 million with no debt outstanding, reflecting the prepayment of our former term loan in the quarter.

Rich Maue, Crane's Executive Vice President and Chief Financial Officer, added: "At the end of the quarter, we entered into a credit agreement that included a $900 million delayed draw term loan facility and a $900 million revolving credit facility, both maturing on September 30, 2030. The credit agreement locks in the required financing for our acquisition of PSI, as well as providing significant financial flexibility for further M&A. Upon close of the PSI acquisition, we estimate that Crane will have a net debt to adjusted EBITDA ratio of roughly 1x, with the substantial majority of our new revolving credit facility available for additional transactions that we expect to materialize from our active pipeline of opportunities across both Aerospace & Electronics and Process Flow Technologies."

Third Quarter 2025 Segment Results
All comparisons detailed in this section refer to operating results for the third quarter 2025 versus the third quarter 2024.
Aerospace & Electronics

	Third Quarter		Change
(unaudited, dollars in millions)	2025	2024	$	%
Net sales	$270.2	$239.1	$31.1	13.0%
Core sales			30.6	12.8%
Foreign Exchange			0.5	0.2%

Operating profit	$67.7	$54.9	$12.8	23.3%
Adjusted operating profit*	$67.7	$56.3	$11.4	20.2%

Operating profit margin	25.1%	23.0%		210bps
Adjusted operating profit margin*	25.1%	23.5%		160bps
*Please see the attached Non-GAAP Financial Measures tables
Sales of $270.2 million increased 13.0% compared to the prior year, driven by 12.8% core sales growth and a slight benefit from favorable foreign exchange. The strength was driven primarily by the segment's aftermarket, up 20% in the quarter. Operating profit margin of 25.1% increased 210 basis points from last year, primarily reflecting the impact of the higher volumes, strong net price and productivity. Adjusted operating profit margin of 25.1% increased 160 basis points from last year. Aerospace & Electronics' order backlog was $1,054.1 million as of September 30, 2025 compared to $1,052.8 million as of June 30, 2025, and $833.3 million as of September 30, 2024.

Process Flow Technologies

	Third Quarter		Change
(unaudited, dollars in millions)	2025	2024	$	%
Net sales	$319.0	$309.2	$9.8	3.2%
Core sales			—	—%
Acquisitions			5.1	1.6%
Foreign exchange			4.7	1.6%

Operating profit	$70.8	$65.5	$5.3	8.1%
Adjusted operating profit*	$71.5	$67.3	$4.2	6.2%

Operating profit margin	22.2%	21.2%		100bps
Adjusted operating profit margin*	22.4%	21.8%		60bps
*Please see the attached Non-GAAP Financial Measures tables

Sales of $319.0 million increased 3.2% compared to the prior year, primarily driven by a 1.6% contribution from the previously announced Technifab acquisition, and a 1.6% benefit from favorable foreign exchange. Operating profit margin of 22.2% increased 100bps compared to the prior year. Adjusted operating profit margin was 22.4%, up 60 basis points compared to a year ago primarily due to productivity, a favorable mix, and solid net price. Process Flow Technologies order backlog was $383.0 million as of September 30, 2025 compared to $403.1 million as of June 30, 2025, and $392.0 million as of September 30, 2024.
Raising and Narrowing 2025 Guidance Range
We are raising and narrowing our full-year adjusted EPS outlook range to $5.75-$5.95, up from $5.50 to $5.80, and up 20% at the mid-point over 2024.
Key assumptions for our guidance include:
•Total sales growth of approximately 7.5% (up from approximately 6.5%), driven by core sales growth now at the higher end of our 4% to 6% range.
•Adjusted segment operating margin of 22.5%+ (unchanged).
•Corporate cost of $85 million (up from $80 million).
•Net non-operating income of $7 million (up from $4 million).
•Adjusted tax rate of 23.0% (down from 23.5%).
•Diluted shares of ~59 million (unchanged).

Additional details of our outlook and guidance are included in the presentation that accompanies this earnings release available on our website at www.craneco.com in the "investors" section.

Declaring Fourth Quarter Dividend

Crane announced its regular quarterly dividend of $0.23 per share for the fourth quarter of 2025. The dividend is payable on December 10, 2025 to shareholders of record as of November 28, 2025.

Additional Information
References to changes in “core sales” or "core sales growth" in this report include the change in sales excluding the impact of foreign currency translation, as well as acquisitions and divestitures from the date of closing up to the first anniversary of such acquisitions or divestitures.
Conference Call
Crane has scheduled a conference call to discuss the third quarter financial results on Tuesday, October 28, 2025 at 10:00 A.M. (Eastern). All interested parties may listen to a live webcast of the call at www.craneco.com. An archived webcast will also be available to replay this conference call directly from the Company’s website under Investors, Events & Presentations. Slides that accompany the conference call will be available on the Company’s website.
About Crane Company

Crane Company has delivered innovation and technology-led solutions for customers since its founding in 1855. Today, Crane is a leading manufacturer of highly engineered components for challenging, mission-critical applications focused on the aerospace, defense, space and process industry end markets. The Company has two strategic growth platforms: Aerospace & Electronics and Process Flow Technologies. Crane has approximately 7,500 employees in the Americas, Europe, the Middle East, Asia and Australia. Crane Company is traded on the New York Stock Exchange (NYSE: CR). For more information, visit www.craneco.com.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to: benefits and synergies of the separation transaction; strategic and competitive advantages of Crane; future financing plans and opportunities; and business strategies, prospects and projected operating and financial results. We caution investors not to place undue reliance on any such forward-looking statements.

These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained.

Risks and uncertainties that could cause actual results to differ materially from our expectations include, but are not limited to: changes in global economic conditions (including inflationary pressures and new tariffs) and geopolitical risks, including macroeconomic fluctuations that may harm our business, results of operation and stock price; information systems and technology network failures and breaches in data security, theft of personally identifiable and other information, non-compliance with our contractual or other legal obligations regarding such information; our ability to source components and raw materials from suppliers, including disruptions and delays in our supply chain; demand for our products, which is variable and subject to factors beyond our control; governmental regulations and failure to comply with those regulations; fluctuations in the prices of our components and raw materials; loss of personnel or being unable to hire and retain additional personnel needed to sustain and grow our business as planned; risks from environmental liabilities, costs, litigation and violations that could adversely affect our financial condition, results of operations, cash flows and reputation; risks associated with conducting a substantial portion of our business outside the U.S.; being unable to identify or complete acquisitions, or to successfully integrate the businesses we acquire, or complete dispositions; adverse impacts from intangible asset impairment charges; potential product liability or warranty claims; being unable to successfully develop and introduce new products, which would limit our ability to grow and maintain our competitive position and adversely affect our financial condition, results of operations and cash flow; significant competition in our markets; additional tax expenses or exposures that could affect our financial condition, results of operations and cash flows; inadequate or ineffective internal controls; specific risks relating to our reportable segments, including Aerospace & Electronics, and Process Flow Technologies; the ability and willingness of Crane Company and Crane NXT, Co. to meet and/or perform their obligations under any contractual arrangements that were entered into among the parties in connection with the separation transaction and any of their obligations to indemnify, defend and hold the other party harmless from and against various claims, litigation and liabilities; and the ability to achieve some or all the benefits that we expect to achieve from the separation transaction.

Readers should carefully review Crane’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Crane’s Annual Report on Form 10-K for the year ended December 31, 2024 and the other documents Crane files from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to diﬀer materially from those contained in the forward-looking statements. Crane assumes no (and disclaims any) obligation to revise or update any forward-looking statements.

We make no representations or warranties as to the accuracy of any projections, statements or information contained in this press release. It is understood and agreed that any such projections, targets, statements and information are not to be viewed as facts and are subject to significant business, financial, economic, operating, competitive and other risks, uncertainties and contingencies many of which are beyond our control, that no assurance can be given that any particular financial projections ranges, or targets will be realized, that actual results may differ from projected results and that such differences may be material. While all financial projections, estimates and targets are necessarily speculative, we believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to diﬀer materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates and targets in this press release should not be regarded as an indication that we or our representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events.
(Financial Tables Follow)
Source: Crane Company

CRANE COMPANY
Condensed Statements of Operations Data
(unaudited, in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net sales:
Aerospace & Electronics	$270.2	$239.1	$777.3	$695.9
Process Flow Technologies	319.0	309.2	946.7	891.2
Total net sales	$589.2	$548.3	$1,724.0	$1,587.1

Operating profit:
Aerospace & Electronics	$67.7	$54.9	$200.2	$155.9
Process Flow Technologies	70.8	65.5	197.5	181.9
Corporate	(20.1)	(21.4)	(75.3)	(68.2)
Total operating profit	$118.4	$99.0	$322.4	$269.6

Interest income	$2.2	$1.5	$8.3	$4.0
Interest expense	(1.0)	(7.3)	(9.8)	(21.9)
Miscellaneous income, net	0.8	0.8	2.9	0.9
Income from continuing operations before income taxes	120.4	94.0	323.8	252.6
Provision for income taxes	29.0	21.2	73.8	54.7
Net income from continuing operations attributable to common shareholders	91.4	72.8	250.0	197.9
Income from discontinued operations, net of tax	—	4.5	34.9	15.8
Net income attributable to common shareholders	$91.4	$77.3	$284.9	$213.7

Earnings per diluted share from continuing operations	$1.56	$1.25	$4.27	$3.40
Earnings per diluted share from discontinued operations	—	0.08	0.60	0.27
Earnings per diluted share	$1.56	$1.33	$4.87	$3.67

Average diluted shares outstanding	58.6	58.3	58.6	58.2
Average basic shares outstanding	57.6	57.2	57.5	57.1

Supplemental data:
Cost of sales	$337.9	$321.3	$992.8	$941.8
Engineering, selling and administrative	132.9	128.0	408.8	375.7
Transaction related expenses (a)	3.7	3.6	11.7	16.3
Repositioning related charges, net (a)	—	0.2	1.4	0.7
Depreciation and amortization (a)	12.2	12.8	37.8	37.5
Stock-based compensation expense (a)	5.5	5.1	25.4	18.4

(a) Amounts included within Cost of sales and/or Engineering, selling & administrative costs.

CRANE COMPANY
Condensed Balance Sheets
(unaudited, in millions)

	September 30, 2025	December 31, 2024

Assets
Current assets
Cash and cash equivalents	$388.2	$306.7
Accounts receivable, net	387.9	339.1
Inventories, net	394.7	380.4
Other current assets	109.5	159.1
Current assets held for sale	—	217.9
Total current assets	1,280.3	1,403.2

Property, plant and equipment, net	278.4	261.3
Other assets	306.2	315.8
Goodwill	684.1	661.6
Total assets	$2,549.0	$2,641.9

Liabilities and Equity
Current liabilities
Accounts payable	$149.5	$188.2
Accrued liabilities	231.1	303.2
Income taxes	11.4	7.9
Current liabilities held for sale	—	44.1
Total current liabilities	392.0	543.4

Long-term debt	—	247.0
Long-term deferred tax liability	38.2	34.8
Other liabilities	150.3	175.7
Total liabilities	580.5	1,000.9
Total equity	1,968.5	1,641.0
Total liabilities and equity	$2,549.0	$2,641.9

CRANE COMPANY
Condensed Statements of Cash Flows
(unaudited, in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Operating activities:
Net income attributable to common shareholders	$91.4	$77.3	$284.9	$213.7
Less: Income from discontinued operations, net of tax	—	4.5	34.9	15.8
Net income from continuing operations attributable to common shareholders	91.4	72.8	250.0	197.9
Depreciation and amortization	12.2	12.8	37.8	37.5
Stock-based compensation expense	5.5	5.1	25.4	18.4
Defined benefit plans and postretirement cost	2.0	0.8	6.1	2.4
Deferred income taxes	—	(0.1)	—	(3.2)
Cash provided by (used for) operating working capital	32.2	(5.7)	(108.7)	(176.9)
Defined benefit plans and postretirement contributions	(10.5)	(10.6)	(16.7)	(16.6)
Environmental payments, net of reimbursements	(0.3)	(0.7)	(2.0)	(3.5)
Other	(2.3)	1.0	(2.9)	(0.2)
Total provided by operating activities from continuing operations	130.2	75.4	189.0	55.8
Investing activities:
Payment for acquisitions - net of cash acquired and working capital adjustments	—	4.6	(0.2)	(161.7)
Capital expenditures	(13.4)	(8.1)	(43.7)	(22.8)
Other investing activities	0.3	(0.1)	0.5	5.6
Total used for investing activities from continuing operations	(13.1)	(3.6)	(43.4)	(178.9)
Financing activities:
Dividends paid	(13.3)	(11.7)	(39.7)	(35.1)
Net payments related to employee stock plans	3.0	1.6	(5.9)	(3.5)
Debt refinancing costs	(3.8)	—	(3.8)	—
Proceeds from debt	—	—	—	190.0
Repayments of debt	(47.5)	(45.0)	(247.5)	(106.9)
Total (used for) provided by financing activities from continuing and discontinued operations	(61.6)	(55.1)	(296.9)	44.5
Discontinued operations:
Total provided by operating activities	—	6.3	—	8.0
Total (used for) provided by investing activities(a)	—	(0.9)	213.6	(2.7)
Increase in cash and cash equivalents from discontinued operations	—	5.4	213.6	5.3
Effect of exchange rate on cash and cash equivalents	0.5	6.8	19.2	1.9
Increase (decrease) in cash and cash equivalents	56.0	28.9	81.5	(71.4)
Cash and cash equivalents at beginning of period	332.2	229.3	306.7	329.6
Cash and cash equivalents of continuing operations at end of period	$388.2	$258.2	$388.2	$258.2
(a) For the nine months ended September 30, 2025, the cash provided by investing activities from discontinued operations was from the sale of the Engineered Materials segment.

CRANE COMPANY
Order Backlog
(unaudited, in millions)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024
Aerospace & Electronics	$1,054.1	$1,052.8	$960.1	$863.8	$833.3
Process Flow Technologies(a)	383.0	403.1	389.9	376.4	392.0
Total backlog	$1,437.1	$1,455.9	$1,350.0	$1,240.2	$1,225.3
(a) Includes $7.3 million, $8.2 million, $9.3 million and $10.4 million of backlog as of September 30,2025, June 30, 2025, March 31, 2025 and December 31, 2024, respectively, pertaining to the Technifab acquisition.

CRANE COMPANY
Non-GAAP Financial Measures
(unaudited, in millions, except per share data)

	Three Months Ended September 30,
	2025		2024		% Change
	$	Per Share	$	Per Share	(on $)
Net sales (GAAP)	$589.2		$548.3		7.5%

Adjusted Operating Profit and Adjusted Operating Profit Margin
Operating profit (GAAP)	$118.4		$99.0		19.6%
Operating profit margin (GAAP)	20.1%		18.1%

Special items impacting operating profit:
Transaction related expenses	3.7		3.6
Repositioning related charges, net	—		0.2
Adjusted operating profit (Non-GAAP)	$122.1		$102.8		18.8%
Adjusted operating profit margin (Non-GAAP)	20.7%		18.7%

Adjusted Net Income and Adjusted Net Income per Share
Net income from continuing operations attributable to common shareholders (GAAP)	$91.4	$1.56	$72.8	$1.25	25.5%
Transaction related expenses	3.7	0.06	3.7	0.06
Repositioning related charges, net	—	—	0.2	—
Impact of pension non-service costs	1.4	0.03	—	—
Tax effect of the Non-GAAP adjustments	(0.6)	(0.01)	(1.1)	(0.02)
Adjusted net income (Non-GAAP)	$95.9	$1.64	$75.6	$1.29	26.9%

Adjusted EBITDA and Adjusted EBITDA Margin
Net income from continuing operations attributable to common shareholders (GAAP)	$91.4		$72.8		25.5%
Net income margin (GAAP)	15.5%		13.3%

Adjustments to net income:
Interest (income) expense, net	(1.2)		5.8
Income tax expense	29.0		21.2
Depreciation	8.8		8.2
Amortization	3.4		4.6
Miscellaneous income, net	(0.8)		(0.8)
Repositioning related charges, net	—		0.2
Transaction related expenses	3.3		1.7
Adjusted EBITDA (Non-GAAP)	$133.9		$113.7		17.8%
Adjusted EBITDA Margin (Non-GAAP)	22.7%		20.7%
Totals may not sum due to rounding

CRANE COMPANY
Non-GAAP Financial Measures
(in millions, except per share data)

	Nine Months Ended September 30,
	2025		2024		% Change
	$	Per Share	$	Per Share	(on $)
Net sales (GAAP)	$1,724.0		$1,587.1		8.6%

Adjusted Operating Profit and Adjusted Operating Profit Margin
Operating profit (GAAP)	$322.4		$269.6		19.6%
Operating profit margin (GAAP)	18.7%		17.0%

Special items impacting operating profit:
Transaction related expenses	11.7		16.3
Repositioning related charges, net	1.4		0.7
Adjusted operating profit (Non-GAAP)	$335.5		$286.6		17.1%
Adjusted operating profit margin (Non-GAAP)	19.5%		18.1%

Adjusted Net Income and Adjusted Net Income per Share
Net income from continuing operations attributable to common shareholders (GAAP)	$250.0	$4.27	$197.9	$3.40	26.3%

Transaction related expenses	11.8	0.20	15.8	0.27
Repositioning related charges, net	1.4	0.02	0.7	0.01
Impact of pension non-service costs	3.8	0.07	—	—
Tax effect of the Non-GAAP adjustments	(2.5)	(0.04)	(3.7)	(0.06)
Adjusted net income (Non-GAAP)	$264.5	$4.52	$210.7	$3.62	25.5%

Adjusted EBITDA and Adjusted EBITDA Margin
Net income from continuing operations attributable to common shareholders (GAAP)	$250.0		$197.9		26.3%
Net income margin (GAAP)	14.5%		12.5%

Adjustments to net income:
Interest expense, net	1.5		17.9
Income tax expense	73.8		54.7
Depreciation	27.1		24.7
Amortization	10.7		12.8
Miscellaneous income, net	(2.9)		(0.9)
Repositioning related charges, net	1.4		0.7
Transaction related expenses	10.1		11.0
Adjusted EBITDA (Non-GAAP)	$371.7		$318.8		16.6%
Adjusted EBITDA Margin (Non-GAAP)	21.6%		20.1%
Totals may not sum due to rounding

CRANE COMPANY
Non-GAAP Financial Measures by Segment
(unaudited, in millions)

Three Months Ended September 30, 2025	Aerospace & Electronics	Process Flow Technologies	Corporate	Total Company
Net sales	$270.2	$319.0	$—	$589.2

Operating profit (GAAP)	$67.7	$70.8	$(20.1)	$118.4
Operating profit margin (GAAP)	25.1%	22.2%		20.1%

Special items impacting operating profit:
Transaction related expenses	—	0.7	3.0	3.7
Adjusted operating profit (Non-GAAP)	$67.7	$71.5	$(17.1)	$122.1
Adjusted operating profit margin (Non-GAAP)	25.1%	22.4%		20.7%

Three Months Ended September 30, 2024
Net sales	$239.1	$309.2	$—	$548.3

Operating profit (GAAP)	$54.9	$65.5	$(21.4)	$99.0
Operating profit margin (GAAP)	23.0%	21.2%		18.1%

Special items impacting operating profit:
Transaction related expenses	1.4	1.6	0.6	3.6
Repositioning related charges, net	—	0.2	—	0.2
Adjusted operating profit (Non-GAAP)	$56.3	$67.3	$(20.8)	$102.8
Adjusted operating profit margin (Non-GAAP)	23.5%	21.8%		18.7%
Totals may not sum due to rounding

CRANE COMPANY
Non-GAAP Financial Measures by Segment
(in millions)

Nine Months Ended September 30, 2025	Aerospace & Electronics	Process Flow Technologies	Corporate	Total Company
Net sales	$777.3	$946.7	$—	$1,724.0

Operating profit (GAAP)	$200.2	$197.5	$(75.3)	$322.4
Operating profit margin (GAAP)	25.8%	20.9%		18.7%

Special items impacting operating profit:
Transaction related expenses	—	3.0	8.7	11.7
Repositioning related charges, net	0.1	1.3	—	1.4
Adjusted operating profit (Non-GAAP)	$200.3	$201.8	$(66.6)	$335.5
Adjusted operating profit margin (Non-GAAP)	25.8%	21.3%		19.5%

Nine Months Ended September 30, 2024
Net sales	$695.9	$891.2	$—	$1,587.1

Operating profit (GAAP)	$155.9	$181.9	$(68.2)	$269.6
Operating profit margin (GAAP)	22.4%	20.4%		17.0%

Special items impacting operating profit:
Transaction related expenses	6.0	4.8	5.5	16.3
Repositioning related charges, net	—	0.7	—	0.7
Adjusted operating profit (Non-GAAP)	$161.9	$187.4	$(62.7)	$286.6
Adjusted operating profit margin (Non-GAAP)	23.3%	21.0%		18.1%
Totals may not sum due to rounding

CRANE COMPANY
Adjusted Free Cash Flow
(unaudited, in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
Cash Flow Items	2025	2024	2025	2024
Cash provided by operating activities from continuing operations	$130.2	$75.4	$189.0	$55.8
Less: Capital expenditures	(13.4)	(8.1)	(43.7)	(22.8)
Free cash flow	$116.8	$67.3	$145.3	$33.0
Adjustments:
Transaction-related expenses	2.1	2.4	8.7	7.5
Adjusted free cash flow from continuing operations	$118.9	$69.7	$154.0	$40.5
Free cash flow from Engineered Materials	—	5.4	—	5.3
Adjusted free cash flow	$118.9	$75.1	$154.0	$45.8
Crane Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release includes certain non-GAAP financial measures, including adjusted operating profit, adjusted operating profit margin, adjusted tax rate, adjusted net income, adjusted EPS, adjusted EBITDA, Free Cash Flow and Adjusted Free Cash Flow, that are not prepared in accordance with GAAP. These non-GAAP measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to operating income, net income or any other performance measures derived in accordance with GAAP. We believe that these non-GAAP measures of financial results (including on a forward-looking or projected basis) provide useful supplemental information to investors about Crane Company. Our management uses certain forward looking non-GAAP measures to evaluate projected financial and operating results. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently or may use other measures to calculate their financial performance, and therefore our non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

Reconciliations of certain forward-looking and projected non-GAAP measures for Crane Company, including Adjusted EPS, and Adjusted segment margin to the closest corresponding GAAP measure are not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, which could have a potentially significant impact on our future GAAP results. For Crane Company, these forward looking and projected non-GAAP measures are calculated as follows:

•"Adjusted segment operating margin" is calculated as adjusted segment operating profit divided by segment sales. Adjusted segment operating profit is calculated as operating profit excluding corporate costs and before Special Items which include transaction related expenses and repositioning related charges. We believe that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

•"Adjusted Tax Rate" is calculated as tax excluding the impact from items which are outside of our core performance, some of which may or may not be non-recurring, and which we believe may complicate the presentation of the Company’s underlying earnings divided by "Adjusted Net Income".

•"Adjusted EPS" is calculated as adjusted net income divided by diluted shares. Adjusted net income is calculated as net income adjusted for Special Items which include transaction related expenses such as professional fees, and incremental costs related to acquisitions; repositioning related charges; and, the impact of pension non-service costs. We believe that non-GAAP financial measures adjusted for these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

We believe that each of the following non-GAAP measures provides useful information to investors regarding the Company’s financial conditions and operations:

•"Adjusted Operating Profit" and "Adjusted Operating Margin" add back to Operating Profit items which are outside of our core performance, some of which may or may not be non-recurring, and which we believe may complicate the interpretation of the Company’s underlying earnings and operational performance. These items include income and expense such as: transaction related expenses and repositioning related (gains) charges. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. We believe that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

•"Adjusted Net Income" and "Adjusted EPS" exclude items which are outside of our core performance, some of which may or may not be non-recurring, and which we believe may complicate the presentation of the Company’s underlying earnings and operational performance. These measures include income and expense items that impacted Operating Profit such as: transaction related expenses and repositioning related (gains) charges. Additionally, these non-GAAP financial measures exclude income and expense items that impacted Net Income and Earnings per Diluted Share such as the impact of pension non-service costs. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. We believe that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

•"Adjusted EBITDA" adds back to net income: net interest expense, income tax expense, depreciation and amortization, miscellaneous (income) expense, net, and items outside of our core performance such as transaction related expenses. "Adjusted EBITDA Margin" is calculated as adjusted EBITDA divided by net sales. We believe that adjusted EBITDA and adjusted EBITDA margin provide investors with an alternative metric that may be a meaningful indicator of our performance and provides useful information to investors regarding our financial conditions and results of operations that is complementary to GAAP metrics.

•“Free Cash Flow” and “Adjusted Free Cash Flow from continuing operations” provide supplemental information to assist management and investors in analyzing the Company’s ability to generate liquidity from its operating activities. The measure of free cash flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on the Company’s long-term debt. Free Cash Flow is calculated as cash provided by operating activities less capital spending. Adjusted Free Cash Flow from continuing operations is calculated as Free Cash Flow adjusted for certain cash items which we believe may complicate the interpretation of the Company’s underlying free cash flow performance such as certain transaction related cash flow items related to acquisitions. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. We believe that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future cash flows that are complementary to GAAP metrics.